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                                           EXHIBIT 99

                           STATEMENT OF FLORIDA
                            Department of State


I certify that the attached is a true and correct copy of the Articles of Incorporation of DOWDY MINNESOTA 10, INC., a corporation organized under the Laws of the State of Florida, filed on August 17, 1990, as shown by the records of this office.

The document number of this corporation is L94093.

Given under my hand and the Great Seal of the State of Florida at Tallahassee, the Capital, this the 17th day of August, 1990.


(Great Seal of the State
of Florida here)

                               Jim Smith
                               Secretary of State

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                         ARTICLES OF INCORPORATION
                                    OF
                         DOWDY MINNESOTA 10, INC.

     The undersigned, being the legal age and desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of the Florida General Corporation Act, as amended (such Act, as amended from time to time), in hereinafter referred to as the "Act"), execute the following Articles of Incorporation.


                                 ARTICLE I
                                   Name

     The name of this corporation is DOWDY MINNESOTA 10, INC.


                                ARTICLE II
                    Commencement of Corporate Existence

     This Corporation shall commence its existence immediately upon the filing of these Articles of Incorporation and shall have perpetual duration unless sooner dissolved according to law.


                                ARTICLE III
                        Purpose and General Powers

     The general purpose of this Corporation shall be the transaction of any or all lawful business for which corporations may be incorporated under the Act. This Corporation shall have all of the powers enumerated in the Act and all such other powers as are not specifically prohibited to corporations for profit under the laws of the State of Florida.


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                                ARTICLE IV
                               Capital Stock

     A.  Number and Class of Shares Authorized Par Value.

     The aggregate number of shares which the Corporation shall have authority to issue is 1,000,000 shares of common stock having a par value of $.01 per share, which shall be designated
"Common Stock."

     B.  Voting Rights

     The Common Stock shall possess and exercise exclusive voting rights and at all meetings of the shareholders each record holder of such stock shall be entitled to one vote for each share held. Shareholders holding Common Stock shall have no cumulative voting rights in any election of directors of the Corporation.

     C.  No Preemptive Rights

     No holder of shares of any class of the capital stock of the Corporation shall have as a matter of right any preemptive or preferential right to subscriber fork purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or any bonds, debentures, notes, or other securities of the Corporation, whether or not convertible into shares of stock of the Corporation.


                                 ARTICLE V
                    Initial Registered Office and Agent

     The initial registered office of this Corporation shall be located at the City of Orlando, County of Orange, and State of Florida, and its address there shall be One Dowdy Plaza, 7209 International Drive, Orlando, Florida 32819, and the initial registered agent of the Corporation at that address shall be Ronald E. Dowdy. The Corporation may change its registered agent or the location of its registered office, or both, from time to time without amendment of these Articles of Incorporation.
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                                ARTICLE VI
                        Initial Board of Directors

     The initial Board of Directors of the Corporation shall
consist of one director.  The name and street address of the initial director of this Corporation is:
     Ronald E. Dowdy
     One Dowdy Plaza
     7209 International Drive
     Orlando, FL  32819

     The number of Directors of this Corporation shall be the number from to time fixed by the Shareholders, or by the Directors, in accordance with the terms and conditions of the Bylaws, but at no time shall said number of Directors be less than one.


                                ARTICLE VII
                               Incorporation

     The name and street address of the person signing these
Articles of Incorporation as Incorporator is:
     Ronald E. Dowdy
     One Dowdy Plaza
     7209 International Drive
     Orlando, FL  32819


                               ARTICLE VIII
                                  Bylaws

     The power to adopt, alter, amend or repeal bylaws shall be vested in the Board of Directors.


                                ARTICLE IX
                                 Amendment

     This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any amendment hereto, and any right conferred upon the Shareholders is subject to this reservation.

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                                 ARTICLE X
                           Headings and Captions

     The headings or captions of these various Articles of Incorporation are inserted for convenience and none of them shall have any force or effect, and the interpretation of the various
Articles shall not be influenced by any of said headings or captions.

     IN WITNESS WHEREOF, the undersigned does hereby make and file these Articles of Incorporation, declaring and certifying that the facts stated herein are true, and hereby subscribes thereto and hereunto sets his hand and seal, this 16th day of August, 1990.
                                         /s/ Ronald E. Dowdy
                                       ---------------------
                                         Ronald E. Dowdy

STATE OF FLORIDA
COUNTY OF ORANGE

     BEFORE ME, personally appeared RONALD E. DOWDY, to me well known and known to be the individual in and who executed the foregoing Articles of Incorporation, and she acknowledged before me that she executed the said Articles of Incorporation for the purposes therein expressed.

     WITNESS my hand and official seal in the county and state last aforesaid this 16th day of August, 1990.

                        /s/ Donald E. Gevency
                        ------------------------
                           Donald E. Gevency
                         Notary Public, State of Florida
                         My Commission Expires: Sept. 1, 1992

(NOTARIAL SEAL)

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             CERTIFICATE DESIGNATING PLACE OF BUSINESS FOR THE
            SERVICE OF PROCESS WITHIN THE STATE OF FLORIDA AND
             REGISTERED AGENT UPON WHOM PROCESS MAY BE SERVED


     In compliance with Sections 48.091 and 607.325, Florida
Status, the following is submitted:

     DOWDY MINNESOTA 10, INC. (the "Corporation") desiring to organize as a domestic corporation or qualify under the laws of the State of Florida, has named and designated Ronald E. Dowdy as its Registered Agent to accept service of process within the State of Florida with its registered office located at One Dowdy Plaza, 7209 International Drive, Orlando, Florida 32819.

                              ACKNOWLEDGEMENT

     Having been named as Registered Agent for the Corporation at the place designated in this Certificate, I hereby agree to act in this capacity; and I am familiar with and accept the obligations of Section 607.325, Florida Statutes, as the same may apply to the Corporation; and I further agree to comply with the provisions of Florida Statutes, Section 48.091 and all other statutes, all as the same may apply to the Corporation relating to the proper and complete performance of my duties as Registered Agent.

     Dated this 16th day of August, 1990.

                                 /s/ Ronald E. Dowdy
                                ----------------------
                                Ronald E. Dowdy,
                                Registered Agent